Exhibit 21

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

            SUBSIDIARIES OF FORD MOTOR COMPANY AS OF MARCH 15, 2003*
            --------------------------------------------------------



Organization                                                           Jurisdiction
------------                                                           ------------
Ford Brasil Ltda.                                                      Brazil
Ford Capital B.V.                                                      The Netherlands
        Ford Motor Company (Belgium) N.V.                              Belgium
        Ford Nederland B.V.                                            The Netherlands
Ford Espana S.A.                                                       Spain
Ford European Holdings, Inc.                                           Delaware, U.S.A.
        Ford Deutschland Holding, GmbH                                 Germany
          Ford Werke AG                                                Germany
             Volvo Car Holding Germany GmbH                            Germany
               Volvo Car Germany GmbH                                  Germany
Ford Export Services B.V.                                              The Netherlands
Ford FSG, Inc.                                                         Delaware, U.S.A.
        Ford Motor Credit Company                                      Delaware, U.S.A.
          The American Road Insurance Company                          Michigan, U.S.A.
          FCALM, LLC                                                   Delaware, U.S.A.
          Ford Credit Floorplan Corporation                            Delaware, U.S.A.
          Ford Credit Floorplan, LLC                                   Delaware, U.S.A.
          Ford Credit Auto Receivables Two, LLC                        Delaware, U.S.A.
          Ford Credit Auto Receivables Two, L.P.                       Delaware, U.S.A.
          Ford Credit International, Inc.                              Delaware, U.S.A.
             FCE Bank plc                                              England
             FMCC Mexicana, S.A. de C.V.                               Mexico
             Ford Credit Canada Limited                                Canada
                  Ford Credit Canada Leasing Limited                   Canada
          Primus Automotive Financial Services, Inc.                   New York, U.S.A.
          Volvo Finance North America, Inc.                            Delaware, U.S.A.
        The Hertz Corporation                                          Delaware, U.S.A.
          Hertz Equipment Rental Corporation                           Delaware, U.S.A.
Ford Global Technologies, LLC                                          Delaware, U.S.A.
Ford Holdings LLC                                                      Delaware, U.S.A.
        Ford Motor Land Development Corporation                        Delaware, U.S.A.
Ford International Capital Corporation                                 Delaware, U.S.A.
        Ford Automotive Holdings                                       England
          Ford Motor Company Limited                                   England
          Jaguar Limited                                               England
             Jaguar Cars Exports Limited                               England
             Jaguar Cars Limited                                       England
          Volvo Car UK Limited                                         England
Ford Italia S.p.A.                                                     Italy
Ford Mexico Holdings, Inc.                                             Delaware, U.S.A.
        Grupo Ford S. de R.L. de C.V.                                  Mexico
          Ford Motor Company, S.A. de C.V.                             Mexico
Ford Motor Company of Canada, Limited                                  Ontario, Canada
        Essex Manufacturing                                            Ontario, Canada
        FLH Holding, Inc.                                              Ontario, Canada
          Ford Lio Ho Motor Company Ltd.                               Taiwan
        Ford Motor Company of Australia Limited                        Australia
        Land Rover Holdings                                            England
          Land Rover Group Limited                                     The Channel Islands
Ford Motor Company of Southern Africa (Pty.) Ltd.                      South Africa
Ford Motor de Venezuela, S.A.                                          Venezuela





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SUBSIDIARIES (Continued)


Organization                                                           Jurisdiction
------------                                                           ------------

Ford Motor Service Company                                             Michigan, U.S.A.
        Gentle Winds Reinsurance, Ltd.                                 Cayman Islands
Ford Motor Vehicle Assurance Company                                   Michigan, U.S.A.
Ford South America Holdings, LLC                                       Delaware, U.S.A.
        Ford Argentina S.C.A.                                          Argentina
Ford Super Enhanced Investment Partnership                             Michigan, U.S.A.
Ford Trading Company, LLC                                              Delaware, U.S.A.
Ford  VAC Corporation                                                  Delaware, U.S.A.
        Ford VHC AB                                                    Sweden
          Volvo Personvagnar Holding AB                                Sweden
             Volvo Personvagnar AB                                     Sweden
               Snebe Holding B.V.                                      The Netherlands
                  Volvo Cars Europe Industry NV                        Belgium
               Volvo Personbilar Sverige Aktiebolag                    Sweden
Groupe Ford France SAS                                                 France
        Ford Automotive Group SAS                                      France
          Ford Aquitaine Industries SAS                                France
          Ford France Automobile SAS                                   France
Land Rover Group USA, Inc.                                             Delaware, U.S.A.
        Land Rover North America, Inc.                                 Delaware, U.S.A.
PAG Holdings Japan, Inc.                                               Japan
        PAG Import, Inc.                                               Japan
Volvo Cars of North America, LLC                                       Delaware, U.S.A.

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444       Other U.S. Subsidiaries
599       Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.






















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